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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-01574), (333-12789), and (333-24581); Form S-3
(333-10383) and (333-14025); and on Form S-4 (333-13133) of our report dated
June 7, 1996, except as to Note 9, which is as of October 24, 1996, relating to the financial statements of Fortran Corp., which appears in the U.S. Office Products Company's Annual Report on Form 10-K for the year ended April 26, 1997.

                                          Gary A. Koehmstedt, CPA
                                          RUBIN, KOEHMSTEDT & NADLER, PLC

June 30, 1997